Post-Effective Amendment No. 2 to
                                                       SEC File No. 70-8409


                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                       FORM U-1

                                     DECLARATION

                                        UNDER

                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ( Act )

                            GPU GENERATION, INC. ( GENCO )
                                  1001 Broad Street
                            Johnstown, Pennsylvania  15907

                    JERSEY CENTRAL POWER & LIGHT COMPANY ( JCP&L )
                        METROPOLITAN EDISON COMPANY ( Met-Ed )
                      PENNSYLVANIA ELECTRIC COMPANY ( Penelec )
                                 2800 Pottsville Pike
                             Reading, Pennsylvania  19640

                                  GPU, Inc. ( GPU )
                                100 Interpace Parkway
                            Parsippany, New Jersey  07054

                              GPU SERVICE, INC. ( GPUS )
                                100 Interpace Parkway
                            Parsippany, New Jersey  07054
                (Names of companies filing this statement and addresses
                           of principal executive offices)

                                      GPU, INC.
            (Name of top registered holding company parent of applicants)

          T.G. Howson, Vice President        W. Edwin Ogden, Esq.
            and Treasurer                    Ryan, Russell, Ogden & Seltzer
          M.A. Nalewako, Secretary           1100 Berkshire Blvd.
          M.J. Connolly, Esq., Assistant     P.O. Box 6219
          General Counsel                    Reading, Pennsylvania  19610
          GPU Service, Inc.
          100 Interpace Parkway              Robert C. Gerlach, Esq.
          Parsippany, New Jersey  07054      Ballard Spahr Andrews &
                                                  Ingersoll
          S.L. Guibord, Secretary            1735 Market Street
          Jersey Central Power & Light       Philadelphia, PA  19103
            Company

          Metropolitan Edison Company        Douglas E. Davidson, Esq.
          Pennsylvania Electric Company      Berlack,  Israels  &  Liberman
          LLP
          2800 Pottsville Pike               120 W. 45th Street
          Reading, Pennsylvania  19601       New  York, New York 10036

                     (Names and addresses of agents for service)





               GENCO, JCP&L, Met-Ed, Penelec, GPU and GPUS hereby post-effectively amend their Declaration on Form U-1, docketed in SEC File No. 70-8409, as heretofore amended, as follows:

               1. By amending paragraph E of Post-Effective Amendment No. 1 thereof to read in its entirety as follows:

          Item 2.   FEES, COMMISSIONS AND EXPENSES.

                    The estimated fees, commissions and expenses expected to be incurred in connection with the proposed transactions are as follows:

                    Legal fees:
                    Berlack, Israels & Liberman LLP              $3,000
                    Miscellaneous                                 2,000

                              Total                              $5,000

               2.   By filing the following exhibits in Item 6(a) thereof:

                    F-1(a)    Opinion of Berlack, Israels & Liberman  LLP

                    F-2(a)    Opinion of Michael J. Connolly, Esq.





                                      SIGNATURE

               PURSUANT  TO  THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING

          COMPANY  ACT  OF 1935, THE UNDERSIGNED COMPANIES HAVE DULY CAUSED

          THIS  STATEMENT  TO  BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED

          THEREUNTO DULY AUTHORIZED.


                                   GPU GENERATION, INC.
                                   GPU, INC.
                                   GPU SERVICE, INC.
                                   JERSEY CENTRAL POWER & LIGHT COMPANY
                                   METROPOLITAN EDISON COMPANY
                                   PENNSYLVANIA ELECTRIC COMPANY


                                   By:_____________________________
                                        T.G. Howson
                                        Vice President and Treasurer

          Date:  November 22, 1996